CHIRON GUERNSEY HOLDINGS L.P. INC.
PROFITS INTEREST UNIT AWARD AND AMENDMENT AGREEMENT
This Profits Interest Unit Award and Amendment Agreement (this “Agreement”), is made as of July [●], 2012, between Chiron Guernsey Holdings L.P. Inc., a Guernsey limited partnership (the “Partnership”), and [●] (the “Participant”):
R E C I T A L S:
WHEREAS, the Participant has entered into that certain Profits Interest Award Agreement, dated as of [●] (the “Profits Interest Award Agreement”), pursuant to which the Participant was awarded Profits Interest Units by the Partnership;
WHEREAS, the General Partner has determined that it would be in the best interests of the Partnership to make an additional award of Profits Interest Units provided for herein to the Participant pursuant to (i) the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan (the “Plan”) and (ii) the terms set forth in the Profits Interest Award Agreement;
WHEREAS, the “Distribution Threshold” with respect to a Profits Interest Unit has previously been determined by reference to an aggregate amount of distributions that need to be made by the Partnership prior to such Profits Interest Unit participating in the distributions of the Partnership; and
WHEREAS, the parties have determined that it is in the best interests of the parties to simplify the calculation of the “Distribution Threshold” such that the “Distribution Threshold” with respect to a Profits Interest Unit will be determined by reference to the amount of distributions that need to be made by the Partnership with respect to each Limited Partnership Unit (as defined in the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of November 4, 2011 (as amended, the “Partnership Agreement”)) individually prior to such Profits Interest Unit participating in the distributions of the Partnership (which amount to be distributed in respect of each Limited Partnership Unit will equal the Fair Market Value (as defined below) of such Limited Partnership Unit on the date of the issuance of the applicable Profits Interest Unit).
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Definitions. Capitalized terms used herein which are not herein defined shall have the respective meanings set forth in the Profits Interest Award Agreement.

2.    Award of Additional Profits Interest Units.  Subject to the terms and conditions of this Profits Interest Award Agreement and the Plan, the Partnership hereby grants to the Participant an award of [●] additional Profits Interest Units (the “Top-Up Profits Interest Units”), with the same Distribution Threshold as applies to the original grant of Profits Interest Units made pursuant to the Profits Interest Award Agreement (the “Original Profits Interest Units”), in each case subject to adjustment as set forth in the Plan and the Profits Interest Award Agreement. The Top-Up Profits Interest Units granted hereby shall vest in accordance with Section 2 of the Profits Interest Award Agreement and shall be governed by the terms and conditions set forth in the Profits Interest Award Agreement.
3.    Amendment of Distribution Threshold.  The Profits Interest Award Agreement is hereby amended such that the Distribution Threshold set forth in Section 1(a) of the Profits Interest Award Agreement shall be equal to the Fair Market Value of a Limited Partnership Unit (as defined in the Partnership Agreement) as of the date of the grant of the applicable Profits Interest Unit. For purposes of the Profits Interest Award Agreement (as amended hereby), the term “Fair Market Value” when used in connection with the value of a Limited Partnership Unit shall mean the fair market value per Limited Partnership Unit as determined by the General Partner in good faith based upon the amount such Limited Partnership Unit would have received as a distribution in the event of a liquidation of the Partnership as of the date of determination, provided that, for the avoidance of doubt, no valuation discount (including without limitation for lack of marketability or for minority interest) shall be taken into account when such determination is made. The parties hereto acknowledge and agree that the Fair Market Value of a Limited Partnership Unit on the date of the grant of the Top-Up Profits Interest Units and on the date of the grant of the Original Profits Interest Units is $5.00.
4.    Section 83(b) Election and Certain Related Income Tax Considerations. As a condition subsequent to the issuance of the Profits Interest Units pursuant to this Agreement, the Participant shall execute and deliver to the Partnership, the entity to whom the Participant provides services and the IRS a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). The Participant hereby acknowledges that (x) the Partnership has not provided, and is not hereby providing, the Participant with tax advice regarding the 83(b) Election and has urged the Participant to consult the Participant’s own tax advisor with respect to the income taxation consequences thereof, and (y) the Partnership has not advised the Participant to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to the Participant if the actual fair market value of the Profits Interest Units on the date hereof exceeds the amount specified in the 83(b) Election.
5.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
CHIRON GUERNSEY HOLDINGS L.P. INC.
By: __________________________________
Name:
Title:

1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
[Participant]